Vista Vacations International Shareholders Agreement

                  SHAREHOLDERS' AGREEMENT AND IRREVOCABLE PROXY

     AGREEMENT, made and entered into as of the 13th day of November 1998 , by and among TERRI NADLER, residing at 6645 Northwest 48th Manor, Coral Springs, Fla, 33067, and NELLIE TIPPERY, residing at 219 E. Wiser Lake Rd., Lynden Wash. 98264, JEAN HICKMAN, residing at 3780 SW 19th Street, Fort Lauderdale, Florida 33312, ALICIA TORREALBA residing at 1965 South Ocean Drive, Apartment 2J, Hallendale, Florida 33309, collectively referred to as the "Shareholders" and Vista Vacations International, Inc., (the "Corporation") with offices at 6645 Northwest 48th Manor, Coral Springs, Fla, 33067.

                              W I T N E S S E T H:

     WHEREAS, the Corporation was incorporated on November 13, 1998 and is presently in good standing; and

     WHEREAS, the Shareholders desire to provide for the contemplated business of the Corporation and assure the continuity of management of the Corporation and its business, and in furtherance thereof, to place certain restrictions on the sale, transfer or other disposition of the shares of the Corporation now owned or hereafter acquired by each of them;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

        1.       Offices

     (a) Principal Office: The principal office of the Corporation in the State of Florida shall be located at 6645 Northwest 48th Manor, Coral Springs, FL 33067. The Corporation may have such other offices, either within or without Florida, as the Shareholders may designate or as the business of the Corporation may from time to time require.

     (b) Registered Office: The registered office of the Corporation, required by the laws of Florida, may, but need not, be identical with the Principal Office in the state of Florida. The address of the initial registered office of the Corporation is 6645 Northwest 48th Manor, Coral Springs, FL 33067, and the initial registered agent at such address is NADLER. The registered office and the registered agent may ne changed from time to time by action of the Shareholders and by filing the prescribed form with the Florida Secretary of State.

        2.       Meetings and Management

     (a) Operations: The Corporation is to be managed by its Shareholders. The day to day affairs and all business in the ordinary course of the Corporation may be carried out by any Shareholder without the consent of the other Shareholder(s). However, any action by the Corporation that requires either the disbursement of Corporation funds un excess of Ten Thousand ($10,000.00) Dollars, the adjustment, but not the initial setting of any compensation of distribution of any Shareholder, or the sale of all, or substantially all of the Corporation's assets, shall require the vote and written approval of those
Shareholders owning a seventy (70%) percent or greater interest in the Corporation. All other actions taken by the Corporation shall require the vote and approal of the Shareholders owning a majority in interest on the Corporation.

     (b) Meetings: Corporation decisions and actions that need to be decided by a majority or seventy (70%) percent or greater in interest of the Shareholders, as the case may be, shall be decided at meetings regularly called with notice to all Shareholders. For purposes of determining a "majority in interest", a Shareholder's interest will be his interest in the profits and losses of the Corporation as set forth herein and a majority will mean fifty-one (51%) percent or more.


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     (c) Notice of Meeting:  Written or telephonic notice stating the place, day and hour of the meeting, the purposes for which the meeting is called shall be delivered not less than three (3) days before the date of the meeting, either personally or by mail, by or at the direction of any Shareholder, to each other Shareholder or record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid. When all the Shareholders of the Corporation are present at any meeting, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings thereof, the transactions of such meting are as valid as if a meeting were formally called and notice had been given.

     Procedure:   The   Shareholders  may  adopt  rules  of  procedure  for  the
Corporation --------- meetings, which rules shall not be inconsistent with this agreement.

     Informal Action of Shareholders: Unless otherwise provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all Shareholders entitled to vote with respect to the subject matter thereof.

     (d) Telephonic Meeting: Shareholders of the Corporation may participate in any meeting of the Shareholders by means of conference telephone or similar communication of all persons participating in such meeting can hear one another for the entire discussion or the matter(s) to be voted upon. Participating in a meeting pursuant to this Section shall constitute presence at such meeting.

        3.       Management Restrictions

     (a) Loans: No loans other than the loan made by Nellie Tippery, as evidenced by a Security and Pledge Agreement, dated November 13, 1998, to the Corporation shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name other than in the ordinary course of business, unless authorized by a resolution of the Shareholders. Such authority may be general or confided to specific instances.

     (b) Contracts: The Shareholders may authorize any Shareholder or agent of the Corporation to enter into any contract or execute any instrument in the name of and behalf of the Corporation, and such authority may be general or confined to specific instances. Any Shareholder may enter into contracts in the ordinary course of business, unless restricted by resolution of the Corporation.

     (c) Banking: The Corporation shall maintain bank accounts in the Corporation's name in a bank chosen by the Shareholders. Checks and drafts shall be drawn on the Corporation's bank account for Corporation purposes only and shall be signed by a Shareholder or designated agent. NOTWITHSTANDING the foregoing, however, all checks, drafts, contracts and instruments, valued in excess of Ten Thousand ($10,000.00 ) Dollars, must contain the dual signatures of Teri Nadler and any other Shareholder or designated agent.

         4.  Prior  Shareholders'  Agreements.

     All prior agreements and understandings among the parties hereto with respect to the subject matter hereof are hereby terminated and are of no further force or effect.


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         5.     Shareholders; Subchapter S Election.

     (a) The Shareholders own the following number of shares of the common stock of the corporation, being 100% of the total issued and outstanding shares of the
Corporation:

                  Shareholder                        Number of Shares

                  NADLER                                765

                  TIPPERY                               375

                  HICKMAN                               20

                  TORREALBA                             20

                  Treasury Stock                       320

     (b) The parties hereto specifically acknowledge that it is contemplated that the Corporation will elect to be treated as an "S corporation," as defined in Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code") on both a ~federal and state level, and as such, agrees to promptly file with the proper authorities all documents necessary to effectuate the same. Thereafter, the Corporation shall make distributions from its cash flow or shall use its best efforts to obtain financing, if necessary, for it to make annual cash distributions to its Shareholders, whether characterized as salary, bonus, incentive compensation, or otherwise, on or before April 13 of each year following a year (the "Prior Year') with respect to which the Corporation had Taxable Income (as defined below), in an amount at least equal to each Shareholder's percentage shareholdings in the Corporation multiplied by the product of: (x) the sum of the highest marginal federal income tax rate and the Highest Effective Florida Tax Rate (as defined below) applicable to individuals with respect to income earned during the Prior Year; multiplied by (y) the amount of the Corporation's Taxable Income for the Prior ear. For purposes of this Agreement, the Corporation's "Taxable Income" shall mean, with respect to any year, its gross income for that year minus all deductions allowed for that year (determined without excluding the items described in Section 1366(a)( l)(A) of the Code, and the "Highest Effective Florida Tax Rate" shall mean, with respect to any year, the highest marginal Florida State income tax rate applicable to individuals for that year multiplied by the excess of 100% over the highest marginal Federal income tax rate applicable to individuals for that year.

     (c) Only Shareholder Tippery has heretofore invested in the capital of the Corporation , in the amount of $100,000.00. $10,000.00 has been deposited with Scott B. Ugell, Attorney Trust Account, subject to an Escrow Agreement dated on or about November 5, 1998. Shareholder Tippery shall contribute the remaining balance with the execution of this agreement. Each Shareholder agrees that, at any time and from time to time, the Corporation may require each such Shareholder to lend or contribute in cash to the capital of the Corporation, at the Corporation's option, additional amounts at such times and upon such conditions as shall be agreed upon by both Shareholders.


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         6.    Management of the Corporation and Voting.

     (a) Each Shareholder agrees, from and after the date hereof to elect Teri Nadler and directors of the Corporation, and to continue to vote for the election of such directors during the term of this Agreement. In the event either such director dies, is adjudicated incompetent or resigns, the successor holder(s) of the shares formerly held by such director shall be entitled to designate, by majority vote, a director to fill the vacancy, whom all of the Shareholders shall also elect as a director. The Shareholders shall continue to vote for such successor director(s) and remaining named directors during the term of this Agreement. Notwithstanding the foregoing, (I) the unanimous consent of the board shall be required in order to approve a merger, divestiture, sale by the Corporation of all or substantially all its assets, or any corporate expenditure in excess of $5000, or any corporate borrowing in any account which borrowing is not made in the ordinary course of business (by way of illustration and not by way of limitation, either Shareholder acting individually may establish a documentary letter of credit arrangement with a bank or similar financial institution and may borrow thereunder provided such activity is incident to the Corporation's ordinary business dealings and is itself in the ordinary course of such business dealings).

     (b) The Shareholders, whether in their capacities as directors or by so instructing their respective designated directors, further agree to cause the election of the following persons as officers of the Corporation throughout the term of this Agreement:

        Teri Nadler             President  Chief Executive Officer
        Jean Hickman            Vice President Operations and Finance
        Karyn McKnight          Vice President Education and Communication
        Alicia Torrealba        Executive Director of Clia/Agent Educational
                                Tour Operations
        Scott B. Ugell          Vice President, General Counsel

     (c) Notwithstanding Subsections (a) and (b) above, in the event any Shareholder shall sell all of his shares of the Corporation, such Shareholder will, at that time, resign as an officer and director of the Corporation or, if applicable, cause his designee to resign as such.

     (d) So long as the Corporation shall have in effect a valid "S corporation" election, each Shareholder agrees that, in his capacity as a director and/or officer of the Corporation, he shall not vote for or otherwise cause the Corporation to engage in any transaction that would result in the termination of the Corporation's status as an "S corporation" for Federal or Florida State tax purposes. Nothing contained herein shall preclude the Shareholders from voting to terminate the Corporation's status as an "S corporation," as permitted by applicable law.

         7.    Restrictions on Sale or Other Disposition of Shares.

     (a) Except as specifically provided in Subsection (b) hereof; no Shareholder shall sell, assign, transfer, mortgage, pledge, encumber, grant a security interest, or in any other manner dispose of any shares of stock of the Corporation (or any right or interest therein) which may now or hereafter be owned by such Shareholder, without first offering all of his shares for purchase as set forth in Section 5 below, at the purchase price determined and payable in accordance with the provisions of Section 6 hereof. Except as otherwise provided in Section 5 hereof; or as all Shareholders and the Corporation may otherwise agree in writing, no Shareholder shall at any time offer less than all of his shares of stock of the Corporation for purchase as set forth below, whether to parties hereto or third parties.


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     (b)  Notwithstanding  anything to the contrary contained herein, so long as the Corporation shall continue to have a valid election to be taxed as an "S corporation," no transfers of any shares of the Corporation shall be made to any person or entity which does not quality as an eligible shareholder of an "S Corporation," nor shall any other transfer be permitted which would result in the termination of the Corporation's status as an "S corporation" for Federal or Florida State tax purposes.

     (c) Any transfer of shares in violation of this Section 4 shall be conclusively deemed null and void.

     (d) Notwithstanding anything contained herein to the contrary, Nadler agrees not to sell , pledge, encumber or assign any of her shares in said Corporation until Tippery os repaid for her loan along with applicable interest, if any.

         8.  Sale of Shares.

     (a) If at any time, a Shareholder shall desire to dispose of any or all of his shares of the Corporation, such Shareholder (the "Offeror") shall first offer to sell all of the shares then owned by such Offeror to the other Shareholders, pro rata to their respective shareholdings, at the price and upon the terms and conditions hereinafter set forth. The other Shareholders shall have a period of 30 days from the receipt of the offer in which to accept or reject such offer, in whole or in part, by written notice to the Offeror and each other Shareholder. In the event any of such remaining Shareholders declined to purchase his full pro-rata portion of the shares so offered within 30 days from receipt of such offer, the other remaining Shareholders may agree to purchase the balance of such shares (or his or their pro-rata portion, as the case may be) within a further 60-day period. If the remaining Shareholders together fail to purchase all of the shares of the Offeror (unless all parties have agreed in writing to a partial sale), the Offeror shall be entitled to sell or otherwise dispose of the remainder of his shares of stock to any third party on terms not more favorable to such third party than those provided herein, for a period of 30 days from the date the last offer made hereunder shall expire, and provided that such third party agrees in writing to be bound by all of the terms and conditions of this Agreement. At the end of such 30 day period, the Offeror shall advise the other parties hereto in writing as to the consummation of a sale of all of his shares in a bona fide transaction during such period.

     (b) In the event that a proposed third party purchaser offers to purchase such shares at a lower price or upon terms and conditions which are more favorable to such third party than those previously offered by the Offeror to the other Shareholders pursuant hereto, the Offeror shall give written notice of the terms of the third party offer to the remaining Shareholders who shall have the right to purchase all such shares on the terms offered by such third party, in accordance with the provisions of Subsection (a) above, except that the offering periods in Subsection (a) at the end thereof shall be limited to five
(5) business days.

     (c) Each offer made hereunder and notice of acceptance or rejection shall be made in writing and mailed to the Corporation and each of the Shareholders.



     (d) Any subsequent transfer of the shares sold hereunder, whether to the remaining Shareholders or third parties, shall be subject to and in accordance with the terms hereof.


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     (e) There  shall  survive  the sale of any  shares by any party  hereto the liability of such selling Shareholder for his pro-rata portion of any taxes, penalties, fines or assessments (not included in the value of the shares sold) which may be imposed on the Corporation by any federal, state or local government or any agency, department or bureau thereof after the date of such sale, by reason of its corporate operations up to such date. Conversely, the selling Shareholder shall be entitled to his pro rata portion of any refund, credit or reduction on account of any tax, fine or assessment imposed prior to such date, for which no credit was given in the computation of the total value of the shares sold.

     (f) Upon a sale of all of a Shareholder's shares, the employment of such Shareholder by the Corporation, if any, shall be terminated on the Closing Date of such sale (as hereinafter defined). Any loans or debentures payable by the selling Shareholder to the Corporation as of the Closing Date, whether or not then due and payable in accordance with their terms, shall be paid and at a rate of 50 percent at closing and the balance within six (6) months, and discharged by the selling Shareholder, on the Closing Date, in cash.

     (g) It is agreed that in effectuating any purchase of shares hereunder by the Corporation: (I) the Corporation shall first utilize its then available surplus to purchase all or so much of the shares which the Corporation has elected to purchase as is possible, provided such purchase does not violate applicable law; and (ii) the Corporation and the remaining Shareholders shall promptly take those steps necessary to reduce the capital of the Corporation to the extent necessary to increase the surplus available for the purchase of any balance of shares unpurchased, provided such reduction does not violate applicable law and provided further, however, that if the Shareholders, other than the selling Shareholder, so desire, they may in lieu of effecting a reduction of the stated capital of the Corporation, elect to contribute to the Corporation a sufficient amount of cash or property to enable the Corporation to purchase such shares or to make any payment or payments due hereunder. Solely for the purpose of effecting such reduction in stated capital, the Shareholders grant to, and are hereby deemed to have executed in favor of each other:

          (A) An irrevocable proxy to vote all of the shares of the Corporation owned by the grantor of the proxy in favor of a reduction in stated capital at a meeting of the Shareholders of the Corporation held to vote upon and authorize such reduction in stated capital or in any action taken without a meeting; and

          (B) An irrevocable power of attorney to execute and file any and all documents required to be signed and filed by the grantor of the power of attorney in order to effect the requisite reduction in stated capital.

          (C) Notwithstanding anything contained herein to the contrary, in the event of death of either of any shareholder, the estate of said shareholder shall be bound by the terms of this agreement to relinquish any rights it has to the shares of said company in exchange for the benefit of a life insurance policy which shall be purchased by said corporation in amounts of death benefits no less than $1,000,000.00 for shareholder Teri Nadler, for a period of coverage for not less than 15 years from the date of this agreement. Such life insurance policies' death benefit amount may be increased periodically by vote of the Board of Directors, as may the length of coverage, or even the kind of coverage from term coverage to whole life or otherwise.

     Nothing herein shall be deemed to require the Corporation to purchase any shares.


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          (D) Notwithstanding anything contained herein the contary, a unanimous vote of the shareholders shall be required to waive any of the provisions of the above Section "8" entitled " SALE OF SHARES"

       9. Purchase Price; Payment by Corporation and/or Remaining Shareholder(s)

     (a) The purchase price of any shares of the Corporation sold to remaining Shareholder(s) pursuant to Section 3 hereunder shall be the certificate value ("Certificate Value") thereof as hereafter defined. For the purpose of this Agreement, the Certificate Value of each share of the Corporation owned by the Shareholders shall be determined by each Shareholder's respective "shareholder's equity" in the Corporation as carried on the Corporation's balance sheet at the time of disposition. The Certificate Value shall be the product of the selling Shareholder's "shareholder's equity" multiplied by (I) one, during the period from the date hereof through and including the second anniversary date hereof or
(ii) two, during the period beginning the day after the second anniversary date hereof and at all times thereafter. For purposes of this Agreement, such determination shall be made by the regular certified public accountants for the Corporation (with or without an audit as shall, in the judgment of such accountants, be appropriate) and shall be final, conclusive and binding on all of the parties hereto, including the personal or legal representatives of any deceased or disabled party. Such determination shall be made in accordance with generally accepted accounting principles and, to the extent consistent therewith, in accordance with the regular methods and practices employed by the Corporation in keeping its books; provided, however, that there shall not be included in the calculation of net earnings or net losses hereunder the net proceeds (actual proceeds less cash surrender value) realized from any insurance policy owned on the life of a deceased Shareholder.




     (b) The purchase price of such shares, as so determined pursuant to subparagraph (a) above, shall be paid by the purchaser's execution and delivery to the selling Shareholder, his legal representative, personal representative or heirs, as the case may be (the "Selling Shareholder") of a non-negotiable installment promissory note, in the principal amount of such purchase price (or balance thereof as provided below), bearing interest on the unpaid principal balance at the rate of 1% per annum above the "prime rate" of the Bank of Florida, or any successor thereto, and payable in equal consecutive monthly installments of principal and interest over a two (2) year period, the first such payment commencing two (2) months following the Closing Date; provided, however, that if such sale shall take place at anytime on or after the second anniversary date of the date hereof the purchaser(s) of such shares being sold by the selling Shareholder shall be required to pay, on or before the Closing Date, in certified funds or by wire transfer, a down payment on such purchase price equal to 35% of such purchase price. Such note shall provide that (i) in the event of a sale of the assets of the Corporation or the dissolution and liquidation of the Corporation, the unpaid balance of such note, together with accrued interest, shall become due and payable forthwith, (ii) in the event of a default in the payment of any installment of principal or interest due thereunder, the entire unpaid balance thereof together with accrued interest, shall become due and payable at the election of the holder of the note on ten
(10) days' prior written notice to the maker, unless such default is cured within such ten (10) day period, and (iii) the principal balance thereof together with accrued interest thereon, may be prepaid at any time, in whole or in part, without premium or penalty.

     In the event the sale of shares results from the death or disability of a Shareholder, all proceeds obtained by any purchaser of such shares from any life insurance policy(ies) or disability insurance policy(ies) maintained by such purchaser on the life of the selling Shareholder shall first be paid to the estate of such Shareholder, or to such Shareholder if disabled, and such amount shall be credited against (and reduce) the purchase price payable pursuant to the foregoing.


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     (c) (i) The closing of any sale and purchase of shares hereunder shall take place at the offices of the Corporation within ten (10) days after delivery of the filial acceptances pursuant to Section 4 hereto at a time to be designated (the "Closing Date"). In connection therewith, the Shareholders agree to execute an escrow agreement in form and substance satisfactory to them and the attorney(s) in connection with the escrow provided for below and agree to indemnify such attorney(s) and hold him (them) harmless from and against any liability arising from such escrow except for such attorney(s)' willful misconduct or gross negligence.

     (ii) On the Closing Date, the selling Shareholder shall deliver the certificates representing the shares being sold, endorsed in blank or accompanied by stock powers endorsed in blank to the selling Shareholder's attorneys, together with all necessary instruments of transfer and necessary tax stamps affixed, to be held by sash attorneys in escrow pending payment of the full purchase price. The selling Shareholder shall also on such date deliver to the Corporation his immediate resignation (or the immediate resignation of his designee, as the case may be) as an officer and director of the Corporation. All such shares sold hereunder shall be pledged by the purchaser to secure full payment of the note. During the period of sash escrow and pledge, the selling Shareholder shall not be entitled to vote the shares sold except on the issue of dissolution, and shall not receive any distributions on or have any rights of a shareholder with respect to such shares. In the case of a purchase from a personal representative of a deceased Shareholder, the certificates representing such shares shall also be accompanied by a certificate of the appointment of the representative, a certified copy of the Will, if any, an affidavit to the effect that all legacies, debts, claims and taxes have been paid or are amply provided for, and other applicable State tax waivers and releases of tax liens. Upon due proof being finished to such attorneys of payment of the frill purchase price, said certificates shall be delivered to the purchaser(s).

     (iii) in the event of a default in the making of such payments, not cured within the ten (10) day cure period referred to above, the parties agree that if the selling Shareholder so elects by written notice to the Corporation and remaining Shareholder(s) during the continuation of such default, the remaining Shareholder(s) will cause the Corporation and its subsidiaries, if any, to be liquidated and dissolved, and the selling Shareholder shall be entitled to receive the entire unpaid amount of the note, plus interest, prior to any distribution of the net assets of the Corporation to the remanding Shareholder(s). Such liquidation and dissolution shall be achieved through an orderly program calculated to protect the interests of each of the Shareholder(s) and shall take place over a period of time not to exceed one (1) year following the date of the default. To accomplish such liquidation and dissolution, each of the Shareholders hereby grant to, and is deemed to have executed in favor of the selling Shareholder; (A) an irrevocable proxy to vote all of the shares of the Corporation owned by the grantor of the proxy in favor of such liquidation and dissolution by a written consent of Shareholders without a meeting or at a meeting of the Shareholders held for the purpose of author-such liquidation and dissolution; and (B) an irrevocable power of attorney to execute and file any and all documents required to be signed and filed by the grantor of the power in order to effectuate the liquidation and dissolution of the Corporation.

     In the alternative, if no demand for dissolution and liquidation is made, the selling Shareholder shall have the right to demand and enforce collection of the balance of the note, with interest thereon, or, upon ten (10) days' prior written notice to the purchaser and the Corporation and without advertisement, to sell, assign, grant options to purchase, and/or deliver the pledged shares or any part thereof in such manner as the selling Shareholder, in his/her discretion, may deem proper, In any public or private sale, for cash, credit or future delivery, and to apply the net proceeds of such sale, after deducting the costs of sale, including reasonable attorney's fees and disbursements, to the payment of the unpaid principal of the note together with accrued interest. Any such sale shall be fee and clear of the restrictions imposed by this Agreement. Upon any sale of the pledged shares or any part thereof the selling Shareholder or any third party may purchase the same for his own account without accountability to the maker of the note and free and discharged of any equity of redemption. In the event there shall be a balance remaining, after the payment of the entire balance of the note plus accrued interest and all such costs and expenses, such excess proceeds shall be paid to the maker of the note.

         10.   Deemed Offers of Sale.

     (a) In the event of the death of a Shareholder, the personal representative of such deceased Shareholder shall be deemed to have offered all of the shares of the Corporation owned by such Shareholder for sale pursuant to Section 5 hereto as of the date of death of such Shareholder.

     (b) In the event of the disability of a Shareholder, such individual shall be deemed to have offered all of the shares of the Corporation owned by such Shareholder for sale pursuant to Section 5 hereof as of the last day of the "Disability Period" (as defined below).

     (c) For purposes of this Section 7, an individual shall be considered disabled if he or she shall become incapacitated by reason of a physical or mental disability with the result that he or she is unable to devote his or her customary time and energy to the affairs of the Corporation for a period of six
(6) consecutive months, or for any shorter periods aggregating six (6) months during any period of twelve (12) consecutive months (the "Disability Period"). A Shareholder shall be entitled to receive his/her ordinary compensation arrangement during the Disability Period less any payment received by him, directly or indirectly, on account of any disability insurance policy .

     (d) In the event that the shares owned by any Shareholder are subject to divesture by a court of competent jurisdiction, including, by way of example and not Limitation, an award pursuant to the equitable distribution provisions of the Domestic Relations Law of the State of Florida or the similar laws of any other jurisdiction, such Shareholder shall be deemed to have made a voluntary offer, pursuant to Section 5 hereof to sell that portion of his shares in the Corporation subject to divestiture, as of the date of the applicable court order. Notwithstanding Subsection (b) below, such Shareholder shall immediately give written notice of the existence of such court order to the other parties hereto, and the time periods specified in Section 5 shall run from the date such notice is given.

     (e) In the event (I) a petition shall be filed by or against any Shareholder for relief pursuant to any law for the relief of debtors, (li) a Shareholder shall make an assignment for the benefit of his creditors, or (ii) there shall be a levy of execution under a judgment against any Shareholder, unless the same shall be dismissed, withdrawn, satisfied, released or cured within thirty (30) days, such Shareholder tutu be deemed to have made an irrevocable offer to sell all of his shares of the Corporation pursuant to
Section 5 hereof as of the date of such event.

     (f) Notwithstanding the provisions of Section 5 to the contrary, notices required to be given by the selling Shareholder pursuant to Section 5 shall not be required for the purposes of offers deemed to be made pursuant to ibis
Section 7, but shall be deemed given as of the date the oiler is deemed made pursuant to this Section 7.

         11.   Restrictive Covenant.

     (a) During the term of this Agreement, each Shareholder shall devote so much of his/her time and attention and apply his skill and knowledge to the business of the Corporation as shall be necessary to fulfill all his obligations thereto. In addition, for a period of three (3) years after the Closing Date of any sale of shares by a Shareholder, such Shareholder shall not, directly or indirectly, engage or participate in, or be in any manner connection with, any 'other business which is similar to or competes with any business operations or activities of the Corporation or any of its divisions, subsidiaries or affiliated companies or act as a director, officer, partner, consultant, or employee for or make any financial investment in any other firm, corporation or other such enterprise anywhere in the United States, without the express written approval of the Corporation. Nothing contained herein, however, shall restrict any Shareholder from making any investments in any business or enterprise whose securities are listed on a national securities exchange or active traded in the over-the-counter market, which business or enterprise is or might be, directly or indirectly, in competition with the business operations of the Corporation; provided, however, that such investment does not give Shareholder the right to control or influence the policy decisions of such business.

     (b) During the term of this Agreement and at all times thereafter, no Shareholder may divulge, furnish or make accessible to anyone (other than in the regular course of business of the Corporation or at the request of the Corporation) any knowledge or information with respect to confidential or secret methods, data, ideas, creations, hardware, software, programs, codes, formulae, plans, materials and processes (including improvements and enhancements thereof) of the Corporation or any of its divisions, subsidiaries, affiliates or outside contractors including, without limitation, any customer or client lists, telephone leads, prospect lists, advertising and sales promotion materials, forms or literature and manufacturing processes (collectively, "Intangible Property"). Moreover, each Shareholder agrees that any Intangible Property that he may conceive, make, invent, develop or suggest during the term of this Agreement (whether individually or jointly with any other person or persons), relating in any way to the business or activities of the Corporation shall be the sole, exclusive and absolute property of the Corporation. Such Shareholder will immediately disclose any Intangible Property to the Corporation, except where the same is lawfully protected from disclosure as the trade secret of a third parry or by any other lawful bar to such disclosure. Each Shareholder further agrees that without either remuneration (except out-of-pocket expenses) and whether or not such Shareholder is still employed by or owns shares of the Corporation, he will, at the Corporation's request, execute and deliver any documents and give reasonable assistance which may be essential or desirable to secure to, assign, and vest in the Cow oration the sole and exclusive right, title and interest in and to such Intangible Property including, in those instances where the Corporation determines in its sole discretion, to apply for letters patent of the United States of America and (or other countries, patent applications, copyright applications, assignments, affidavits, priority claims or otherwise now or hereafter essential or desirable in the opinion of Corporation in obtaining, maintaining and (or defending such patents, copyrights or other proprietary tights and in securing to and vesting in the Corporation the sole and exclusive right, title and interest in and to such rights.

     (c) Each Shareholder agrees that during the term of this Agreement and for a period of three (3) years after the Closing Date of any sale of shares by ham, he will not:

     (i) Directly or indirectly solicit, raid, entice or induce any other Shareholder or employee of the Corporation or of any of its divisions, subsidiaries or affiliated companies to be employed by any other person, firm or corporation; or

     (ii) Directly or indirectly approach any such Shareholder or employee for such purposes; or

     (iii) Authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation or assist any such person, firm or corporation in taking such action.


     (d) Each Shareholder agrees that during the term of this Agreement he will not enter into on behalf of the Corporation or cause the Corporation to enter into, directly or indirectly, any transaction with any business organization in which he or any member of his immediate family may be interested as a partner, trustee, director, officer, employee, shareholder, other equity holder, lender of money or guarantor, unless the material acts as to his interest and as to the transaction are disclosed or are known to the Corporation.

     (e) In the event of a judicial determination of the unreasonableness, illegality or unenforceability of all or any part of these covenants with regard to tame, geographical limitations or prohibited activities, it is agreed by the parties that their intention is that this Agreement should be considered to be effective within judicially determined reasonable limits, time and prohibited activities.

         12.  Specific  Performance.

     Inasmuch as the shares of the Corporation cannot be readily purchased or sold on the open market, irreparable damage would result in the event this Agreement is not specifically embraced. Therefore, the sights to, or obligations of; purchase and sale of shares hereunder shall be enforceable in a court of equity, or other tribunal of competent jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, except where otherwise specifically provided, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         13.  After-Acquired  Shares.

     The terms and provisions of this Agreement shall apply to all of the shares of the Corporation now owned or which may hereafter be issued to the Shareholders in consequence of any additional issuance, purchase, exchange or reclassification of shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split-up, share dividend or distribution or which are acquired by the Shareholders in any other manner whatsoever.

         14.  Legend.

     Each certificate representing shares of the Corporation owned by the parties hereto or by any persons subject to the provisions of this Agreement shall have stamped, printed or typed thereon the following legend: "This certificate and the shares represented hereby are subject to and transferable only in accordance with the provisions of a certain Shareholders' Agreement dated as of September 19, 1997 among Stan Dobrzynski, William E. Smith, the Corporation, a copy of which is on file with the Secretary of the Corporation."

         15.  Agreement by Corporation.

     The Corporation hereby agrees that it will not at any time permit any transfer to be made on its books or records of the certificates representing the shares of any Shareholder unless such transfer is made pursuant to and is in accordance with the terms and conditions of this Agreement.

         16.   Terminal.

        This Agreement shall terminate upon the earliest of

     (a) The unanimous consent in writing of all of the then shareholders of the Corporation; or

     (b) The expiration of thirty (30) days after a petition in bankruptcy shall have been filed by or against the Corporation and such petition shall not have been discharged during such thirty (30) day period; or upon an assignment by the Corporation for the benefit of its creditors; or upon the expiration of thirty
(30) days after the commencement of any proceeding under any Act of Congress or state governmental authority for the relief of debtors seeking the relief or readjustment of indebtedness either through reorganization, composition, extension or otherwise, and such proceeding involving the Corporation as debtor shall not have been vacated within such thirty (30) day period; or upon the voluntary or involuntary dissolution of the Corporation; or

     (c) The sale of all or substantially all the Corporation's assets.

         17.   Finances: Records.

     (a) All cash; checks and instruments fir the payment of monies shall be deposited in the Corporation's bank account(s) as may be selected by the Board of Directors.

     (b) The directors and officers of the Corporation shall cause the accountants for the Corporation to deliver each Shareholder, not less frequently than annually and no later than by March 15th of the succeeding year (unless the Corporation shall have validly and timely filed for an extension of its filing due date on all Federal, state and local tax returns based upon income required to be filed by it, in which event such date shall be deferred to the latest effective date of such filing extensions); true and complete copies of Schedule K-1 to Form 1120S and/or such other or additional forms as the Corporation may be required to file, in order fir each shareholder to adequately prepare his individual tax returns. The first such statement shall be delivered within 73 days following the end of the Corporation's first fiscal year.

     (c) The parties agree that each party hereto shall have the right, during normal business hours, to have the books of the Corporation examined and/or audited by a certified public accountant of his choosing, at his own expense.

     (d) The parties have reviewed a set of papers collectively referred to as Schedule "A" which is incorporated by reference herein, and made a part hereof. Said Schedule "A" titled "VISTA VACATIONS INTERNATIONAL BUSINESS PLAN", dated October, 1998 is a business plan that was prepared for the purpose of analyzing the viability of entering into such a business venture, and is the sole the criteria used by the parties to determine the financial model to be employed by the parties. The parties agree to follow said plan, and to substantially follow the costs, budgets and projections, especially that of salaries stated therein.


         18.  Complete  Agreement  and  Survival of  Covenants.

     This Agreement constitutes the complete understanding among the parties hereto with respect to its subject matter and no alteration, modification or amendment of any of the provisions hereof shall be valid unless made in writing and signed by all of the parties hereto. Termination of this Agreement shall have no effect on the rights of any party against any other party hereunder in respect of acts or omissions prior to such termination, or upon the obligations of any party which are specifically stated to or necessarily extend beyond the date of termination.

         19.  Successors  and  Assigns.

     Neither this Agreement nor any of the rights and obligations hereunder shall be assignable by any party hereto except with the prior written consent of all other parties hereto. All of the terms of this Agreement shall inure to the benefit of and shall be binding upon the heirs, personal representatives, legal representatives, successors and permitted assigns of the individual parties hereto and upon the successors and permitted assigns of the Corporation.

         20. Notices.

     All notices, offers and other communications made under or pursuant to the terms of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, via Federal Express or similar overnight courier service (provided it gives receipts for all packages picked up) or personally delivered against receipt, to the respective addresses of the parties as first set forth herein, or to such other address as shall hereafter be designated by any party for the giving of such notices, by written notice to the other parties given in accordance herewith.

     21. This Agreement, its performance and the rights, obligations and remedies of the parties hereto, shall be construed and governed by the laws of the State of Florida without regard to its principles of conflict of laws.

         22.  Amendment  of  Certificate  of  Incorporation  or  By-laws.

     Each Shareholder agrees that he will consent to and approve any amendment of the Certificate of incorporation or By-Laws of the Corporation which may be necessary or advisable in order to conform any of the provisions of this Agreement or any amendments hereto to the applicable laws of the State of Florida now or hereafter enacted, including, without limitation; the Florida Business Corporation Law. Each Shareholder further agrees to vote his shares of the Corporation and to execute and deliver such documents as may be necessary in order to implement the provisions of the preceding sentence. In furtherance of the foregoing, each Shareholder hereby grants to the other Shareholder(s), for the duration of the Term hereof, an irrevocable proxy to vote all the shares of the Corporation owned by such Shareholder in accordance with the terms and provisions of this Section 19.

         23.  Construction.

     As the context so requires, terms herein in the masculine form shall be construed as including the feminine form as well as neater and the singular form shall include the plural and vice versa.


         24.  Counterparts.

     This Agreement maybe executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            VISTA VACATIONS INTERNATIONAL, INC.,


[corporate seal]
                                            By: /s/ Teri Nadler, President

                                            By: /s/ Jean Hickman, Treasurer

                                            By: /s/ Alicia Torrealba, Secretary

                                            By: /s/ Nellie R. Tippery